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                                 PSRF-BENTHOS
                                 ------------
                               LICENSE AGREEMENT
                               -----------------

     This Agreement, effective upon the date of last signature herein, by and between The Penn State Research Foundation, a nonprofit corporation duly organized and existing under the laws of the Commonwealth of Pennsylvania and having an office at 114 Kern Building, University Park, Pennsylvania, hereinafter referred to as "PSRF", and Benthos, Inc., 49 Edgerton Drive, North Falmouth, Massachusetts, hereinafter "BENTHOS".

                                   WITNESSETH
                                   ----------

     WHEREAS, PSRF is dedicated to fostering and advancing scientific research within the Commonwealth of Pennsylvania and, in particular, within the Pennsylvania State University (hereinafter "Penn State") and is responsible for developing inventions made by employees of Penn State by evaluating invention disclosures, pursuing patents and licensing patents which are obtained thereon;

     WHEREAS, PSRF is the owner of certain "Proprietary Rights" as later defined herein and has the right to grant licenses thereunder;

     WHEREAS, said Invention arose out of research performed at Penn State in its Materials Research Laboratory and in part by the inventor named in the patent described in Proprietary Rights, which inventor has the capabilities and experience to exploit Proprietary Rights.

     WHEREAS, BENTHOS desires to obtain a non-exclusive license under the Proprietary Rights upon the terms and conditions hereinafter set forth;

     NOW, therefore, in consideration of the premises and mutual covenants contained herein, and with intent to be legally bound, the parties hereto agree as follows:

                            ARTICLE I - DEFINITIONS
                            -----------------------

     For purpose of this Agreement, the following words and phrases shall have the following meanings:

     1.1 "BENTHOS" shall refer solely to the corporate entity BENTHOS, Inc., and all companies in which it owns more than fifty percent (50%) equity interest.

     1.2.1 "PROPRIETARY RIGHTS" shall mean all of the following PSRF intellectual property:
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          a. United States patent No. 4,999,819 thereon;

          b. Any reissues, extensions, divisional applications, continuations, or continuations in part of the patent described in (a) above, and any patents issuing thereon; and

          c. All foreign counterparts to the items described in (a) and (b) above.

     1.3 A "LICENSED PRODUCT" shall mean any product or material which is covered in whole or in part by Proprietary Rights, or is manufactured using a process which is covered in whole or in part by Proprietary Rights, that is manufactured by or for BENTHOS for Commercial Sale.

     1.4 A "LICENSED PROCESS" shall mean any process which is covered in whole or in part by Proprietary Rights.

     1.5 "NET SELLING PRICE" shall mean the actual gross selling price of LICENSED PRODUCTS collected by BENTHOS upon its COMMERCIAL SALE by BENTHOS, excluding all packaging, instructional, shipping, insurance, taxes or other charges made to purchaser, and also excluding customary trade discounts, commissions to sales representatives and refunds or credits allowed or taken by the purchaser on account of returns or defective articles.

     1.6 "COMMERCIAL SALE" shall mean any transaction which transfers to a purchaser physical possession of and title to Licensed Products, after which transfer the seller has no right or power to determine purchaser's resale price, if any.

                              ARTICLE II - GRANT
                              ------------------

     2.1 PSRF hereby grants to BENTHOS the non-exclusive right and license to make, have made, use, lease and sell the LICENSED PRODUCTS, and to practice the LICENSED PROCESSES throughout the world throughout the life of PROPRIETARY RIGHTS, with the right to sublicense, and subject to the terms and conditions contained in this Agreement.

     2.2 PSRF represents that it neither owns nor controls nor is aware of patent rights or other proprietary rights to technology which would prevent BENTHOS from enjoying the benefits of the rights granted to BENTHOS herein.

     2.3 BENTHOS shall use reasonable commercial efforts to bring Licensed Products or LICENSED PROCESSES to market.

     2.4 BENTHOS agrees that manufacturing of LICENSED PRODUCTS shall occur in the United States.

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     2.5  BENTHOS agrees that any improvements it develops to the Proprietary
Rights during the term of this Agreement shall be disclosed to PSRF and Penn State. PSRF and Penn State shall hold the same in strict confidence and use the same solely for internal research purposes. In the event BENTHOS intends to protect said improvements by filing patents, it shall provide prior notice to PSRF. Where the practice of resulting patent applications and patents would infringe PROPRIETARY RIGHTS, BENTHOS shall provide to PSRF and Penn State a non-exclusive, perpetual, royalty-free license to be used solely within PSRF and Penn State for research purposes only.

                        ARTICLE III -  EXPORT CONTROLS
                        ------------------------------

     3.1 It is understood that PSRF is subject to United states laws and regulations controlling the export of technical data, computer software, laboratory prototypes and other commodities, and that its obligations hereunder are contingent on compliance with applicable United States export laws and regulations. The transfer of certain technical data and commodities may require a license from the cognizant agency of the United States Government and/or written assurances by BENTHOS that BENTHOS shall not export data or commodities to certain foreign countries without prior approval of such agency. PSRF neither represents that a license shall not be required nor that, if required, it shall be issued. BENTHOS shall be responsible for payment of all reasonable costs attendant to securing said licenses.

                     ARTICLE IV - ROYALTIES AND REPORTING
                     ------------------------------------

     4.1 For the rights, privileges and license granted hereunder, BENTHOS shall pay royalties to PSRF in the manner hereinafter provided to the end of the term of the Proprietary Rights, which shall be until the last patent to expire of all patents included within PROPRIETARY RIGHTS, or until this Agreement shall be terminated as hereinafter provided:

          (A) License Issue fee in the amount of Fifteen Thousand Dollars ($15,000.00);

          (B) Running Royalties in the amount of five percent (5%) of the total of Net Selling Price for each Commercial Sale of LICENSED PRODUCTS or LICENSED PROCESSES by BENTHOS or its sublicensees, said royalty payable upon delivery of the report due pursuant to Paragraph 4.5 hereof. In the event a Commercial Sale of Licensed Products occurs together with the sale of a system or other product,
(a) such royalty shall be calculated solely on the LICENSED PRODUCT, as no royalty shall be payable with respect to any other portion of such system or product; and (b) in the event the Net Selling Price of the LICENSED PRODUCT is not separately

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stated, the royalty shall be calculated based upon the Net Selling Price from the most recent prior Commercial Sale of a separate LICENSED PRODUCT.

     4.2 No multiple royalties shall be payable because any LICENSED PRODUCT, its manufacture, use, lease or sale are or shall be covered by more than one patent application, patent or certificate of registration licensed under this Agreement.

     4.3 Royalty payments shall be paid in United States dollars in State College, Pennsylvania, or at such other place as PSRF may reasonably designate.

     4.4 BENTHOS shall keep full, true and accurate books of account and records containing all particulars that may be necessary for the purposes of showing the amounts payable to PSRF hereunder. Said books of account shall be kept at BENTHOS's principal place of business or the principal place of business of the appropriate division of BENTHOS to which this Agreement relates. Said books and the supporting data shall be open at all reasonable times for three
(3) years following the end of the calendar year to which they pertain, to the inspection of independent CPAs approved by BENTHOS, said approval not to be unreasonably withheld for the purpose of verifying BENTHOS's royalty statement or compliance in other respects with this Agreement, such inspection to occur no more than once each calendar year upon reasonable prior notice to BENTHOS.

     4.5 BENTHOS shall on February 1, and August 1, of each year, deliver to PSRF true and accurate reports, giving such particulars of the business conducted by BENTHOS during the six-month period under this Agreement ending thirty (30) days prior to such date as shall be pertinent to an accounting hereunder.

     4.6 The royalty payments set forth in this Agreement shall, if overdue, bear interest until payment at a per annum rate equal to the prime rate in effect at the Chase Manhattan Bank on the due date. The payment of such interest shall not foreclose PSRF from exercising any other rights it may have as a consequence of the lateness of any payment.

                           ARTICLE V - INFRINGEMENT
                           ------------------------

     5.1  Enforcement of Patent Rights. In the event BENTHOS alleges that a
          ----------------------------
third party is infringing a right contained within PROPRIETARY RIGHTS, BENTHOS shall immediately notify PSRF of said alleged infringement. PSRF shall, in its sole discretion, determine whether an infringement is occurring and shall take whatever actions it deems necessary to enforce PROPRIETARY RIGHTS. PSRF shall, within thirty (30) days after notice thereof, inform BENTHOS how and to what extent it is pursuing such third party. In the event BENTHOS deems

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such action to be insufficient, BENTHOS shall have the right, in PSRF's name, to pursue such infringe as BENTHOS may reasonably deem appropriate; provided, however, that in the event BENTHOS takes such action in PSRF's name, it shall provide PSRF prior written notice thereof, shall keep PSRF fully informed of the progress thereof and shall act in a reasonable manner at all times in connection with the prosecution thereof. In the event PSRF recovers any amounts from such third party as a result of any action taken by PSRF, PSRF shall deduct therefrom the out-of-pocket legal and related expenses it incurred in obtaining such amount, retain five percent (5%) of the remainder and remit the rest to BENTHOS In the event BENTHOS recovers any amounts from such third party as a result of any action taken by BENTHOS, such amounts shall be treated as a Net Selling
Price hereunder, provided that BENTHOS shall deduct therefrom the out-of-pocket legal and related expenses it incurred in obtaining such amounts prior to paying royalties thereon.

     5.2  Prosecution. PSRF shall, at its expense, diligently prosecute any
          -----------
patent applications included within PROPRIETARY RIGHTS.

     5.3  Third Party Actions.  In the event a third party at any time brings a
          -------------------
claim against BENTHOS alleging that BENTHOS' exercise of the Proprietary Rights infringe any rights of such third party, BENTHOS shall, with the reasonable cooperation of PSRF, defend such claim. BENTHOS shall have the right to deduct all costs of defending such claim, together with all royalty or other amounts BENTHOS may be required to pay to such third party, from royalties otherwise payable by BENTHOS to PSRF hereunder.

                     ARTICLE VI - LIABILITY  AND INSURANCE
                     -------------------------------------

     6.1 BENTHOS shall at all times during the term of this Agreement, and thereafter indemnify, defend and hold Penn State and PSRF, their trustees, officers, employers and affiliates harmless against any claims, liabilities, judgments and expenses arising out of the death of or injury to any person or persons or out of any damage to property and against any other claim of any kind resulting from the production, manufacture, sale, advertising, lease or transfer of LICENSED PRODUCTS or LICENSED PROCESSES, or from sublicenses pursuant to this Agreement. PSRF shall give prompt written notice to BENTHOS of any matter asserted by PSRF to be covered by this Section 6.1. BENTHOS shall have the sole right to defend any matter covered by this Section 6.1.

     6.2 EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS AGREEMENT, PSRF MAKES NO REPRESENTATIONS AND EXTENDS NO WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING

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BUT NOT LIMITED TO WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR
PURPOSE, AND VALIDITY OR NON-INFRINGEMENT OF PATENT RIGHT CLAIMS WHICH ARE ISSUED OR PENDING.

     6.3 The only rights being granted pursuant to this Agreement are those specifically set forth in Article II herein and this Agreement is not to be construed or implied in any way to create any additional rights, or options to any rights with regard to the licensing of PROPRIETARY RIGHTS.

     6.4 BENTHOS agrees it has obtained liability insurance with coverage in an amount no less than $1,000,000.00 per occurrence. Both parties agree that adequate evidence of the required coverages has or will be provided by BENTHOS to Penn State's Risk Management Office, 411 Rider Building, 120 S. Burroughs Street, University Park, PA 16801, and BENTHOS agrees to keep said office informed of any changes in coverage or carriers.

                        ARTICLE VII - NON-USE OF NAMES
                        ------------------------------

     7.1 BENTHOS shall not use the names of Penn State or PSRF nor of any of their employees, nor any adaptation thereof, in any advertising, promotional or sales literature without prior written consent obtained from Penn State and/or PSRF in each case, except that BENTHOS may state that it is licensed by PSRF under one or more of the patents and/or applications comprising the Proprietary Rights. PSRF shall make no use of the BENTHOS name of any nature whatsoever.

                           ARTICLE VIII - ASSIGNMENT
                           -------------------------

     8.1 Except as provided below, this Agreement is not assignable and any attempt to do so shall be void.

     8.2 If BENTHOS sells or transfers all assets of its business to another entity, this License Agreement may be assigned to the purchaser or acquirer thereof only after BENTHOS has obtained the prior written approval of PSRF, said approval not to be unreasonably withheld.

                        ARTICLE IX - PATENT MAINTENANCE
                        -------------------------------

     9.1 So long as BENTHOS is generating royalties hereunder, PSRF shall diligently maintain during the term of this Agreement the Proprietary Rights at its expense.

                            ARTICLE X - TERMINATION
                            -----------------------

     10.1 If BENTHOS shall cease to carry on its business, this Agreement shall terminate upon notice by PSRF.

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     10.2 Upon any material breach or default of this Agreement by BENTHOS, PSRF shall have the right to terminate this Agreement and the rights, privileges and license granted hereunder by sixty (60) days' notice to BENTHOS. Such termination shall become immediately effective upon the expiration of said sixty
(60) day period, unless BENTHOS shall have cured any such breach or default prior thereto, or has demanded resolution under Article XI prior thereto.

     10.3 BENTHOS shall have the right to terminate this Agreement, in whole or in part, at any time on two (2) months' notice to PSRF, and upon payment of all amounts due PSRF through the effective date of the termination.

     10.4 Termination under this Article shall not relieve BENTHOS of its obligation to pay royalties due and owing at the time of said termination or as otherwise due and owing under this Agreement.

                            ARTICLE XI - ARBITRATION
                            ------------------------

     11.1 Binding Arbitration. All controversies and/or disputes arising out of
          -------------------
this agreement shall be decided by three (3) arbitrators. Written notice of any dispute shall be given by the aggrieved party, clearly specifying the nature of the dispute and the relief requested, including the paragraph of this agreement in question, if any. If the dispute cannot be amicably resolved (evidenced by writing signed by both parties) within thirty (30) days of such notice, either party may serve the other with a written demand for arbitration pursuant to this Article. Where BENTHOS has demanded the arbitration under paragraph 10.2, the thirty (30) day period shall be inapplicable.

     11.2 Procedure. 11.2.1 Each party shall be responsible for one half of the
          ---------
cost of the arbitrators. The arbitrators shall be selected as follows:

               11.2.1.1 The party demanding arbitration shall, together with its demand for arbitration, submit the name of one arbitrator.

               11.2.1.2 Within twenty (20) days thereafter the party receiving such demand shall respond with the name of an additional arbitrator.

               11.2.1.3 The two arbitrators so selected shall, within twenty
(20) days after the selection of the second arbitrator, select a third arbitrator.

          11.2.2 All pre-hearing, hearing, and post-hearing procedures shall be governed by the Commercial Arbitration Rules of the American Arbitration Association then in effect, except as modified in this Agreement.

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          11.2.3 The situs of the arbitration proceedings pursuant to this article shall be Boston, Massachusetts if commenced by PSRF and Philadelphia, Pennsylvania if commenced by BENTHOS.

          11.2.4 All decisions of the arbitrators shall be by majority vote. The arbitrators shall be bound to make specific findings of fact and reach conclusions of law, based upon the submissions and evidence of the parties, and shall issue a written decision explaining the basis for the decision and award. Proceedings shall be concluded within sixty (60) days of the date the arbitrator is selected.

     11.3 Court Actions. During the pendency of any proceeding under Section
          -------------
11.1 or 11.2, neither party will commence any litigation relating to any dispute under this Agreement and any litigation commenced prior to commencement of any proceeding under Sections 11.1 or 11.2 shall be stayed pending the outcome thereof. The parties agree to fully abide by the terms of any arbitration award hereunder as final and binding. Judgment upon any award may be entered and enforced by either party in any court of competent jurisdiction.

                     ARTICLE XII - MISCELLANEOUS PROVISIONS
                     --------------------------------------

     12.1 This Agreement shall be construed, governed, interpreted and applied in accordance with the laws of the Commonwealth of Pennsylvania.

     12.2 The parties hereto acknowledge that this Agreement sets forth the entire agreement and understanding of the parties hereto as to the subject matter hereof, and shall not be subject to any change or modification except by the execution of a written instrument subscribed to by the parties hereto.

     12.3 The provisions of this Agreement, other than Article II, are severable, and in the event that any provisions of this Agreement shall be determined to be invalid or unenforceable under any controlling body of the law, such invalidity or unenforceability shall not in any way affect the validity or enforceability of the remaining provisions hereof.

     12.4 BENTHOS agrees to mark the LICENSED PRODUCTS sold in the United States with all applicable United States patent numbers. All LICENSED PRODUCTS shipped to or sold in other countries shall be marked in such a manner as to conform with the patent laws and practice of the country of manufacture or sale.

     12.5 The failure of either party to assert a right hereunder or to insist upon compliance with any term or condition of this Agreement shall not constitute a waiver of

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that right or any other right hereunder and shall not excuse a similar subsequent failure to perform any such term or condition by the other party.

     IN WITNESS WHEREOF, the parties have hereunto set their hands and seals and duly executed this Agreement the day and year set forth below.

THE PENN STATE RESEARCH FOUNDATION

By:   /s/ R.D. Nargi
    --------------------------
Name: R.D. Nargi
      ------------------------
Title:   Treasurer               Date:  December 13, 1993
       -----------------------          -----------------
Date:


BENTHOS, INC.

By: /s/ Lawrence W. Gray
    --------------------------
Name: Lawrence W. Gray
      ------------------------
Title: President and CEO         Date:  24 November 1993
       -----------------------          ----------------

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